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                                                        AMENDED AND RESTATED
                                                           PROMISSORY NOTE

                                                            DEFINED TERMS

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Execution Date; As of October 13, 2000 City and State of Signing: Philadelphia, Pennsylvania
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Loan Amount: Ten Million Eight Hundred Thousand Dollars Interest Rate: Floating Rate as determined and described ($10,800,000) below
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Borrower: ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (formerly known as Mark Centers Limited Partnership)
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Borrower's Address: 20 Soundview Marketplace, Port Washington, New York 11050
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Holder: METROPOLITAN LIFE, INSURANCE COMPANY, A NEW YORK CORPORATION
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Holder's Address: Metropolitan Life Insurance Company
200 Park Avenue 12th Floor
New York, New York 10166
Attention: Senior Vice-President,
And
Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010-3690
Attention: Vice President and Investment Counsel
Law Department, Real Estate Investments
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Maturity Date: November 1, 2003                               Advance Date: The date funds are disbursed to Borrower.
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Interest Only Period: The period from the Advance Date and    Principal and Interest Installment Date: The first day of
ending on the last day of the seventeenth month following     the nineteenth calendar month following the Advance Date.
the Advance Date.
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Monthly Installment: Monthly installments calculated at the   Permitted Prepayment Period: Borrower may prepay without a prepayment
then applicable Floating Rate over the remainder of the       fee on 30 days' notice either the entire Loan or 56.48148 percent of
amortization period, adjusted with each adjustment to the     the Loan (being the portion attributable to Greenridge Plaza as
Floating Rate on each "Rate Reset Date" (as defined below).   described in Section 10.07(c) of the Mortgage, which percentage may be adjusted as provided in such Section of the Mortgage), or 28.70370
The Monthly Installment is based upon an                      percent of the Loan (being the portion attributable to Valmont Plaza
amortization period of 25 years.                              as described in Section 10.07(c) of the Mortgage, which percentage may be adjusted as provided in such Section of the Mortgage), or 14.81481 percent of the Loan (being the portion attributable to Luzerne Street as described in Section 10.07(c) of the Mortgage, which percentage may be adjusted as provided in such Section of the Mortgage).
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Liable Party: Acadia Realty Trust, a publicly-traded Maryland real estate investment trust.
Address of Liable Party: 20 Soundview Marketplace, Port Washington, New York 11050
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Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.
Default Rate: An annual rate equal to the Interest Rate plus four percent (4%).
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Note: This Amended and Restated Promissory Note. Mortgage: Amended and Restated Mortgage, Security Agreement, and Fixture Filing
dated as of the Execution Date granted by Borrower to Holder, securing this Loan and the Other Loan. Loan Documents: This Note, the
Mortgage and any other documents related to this Note and/or the Mortgage and/or the Other Loan, that certain Capital Expense Escrow
Agreement between Borrower and Holder dated as of the Extension Date, and all renewals, amendments, modifications, restatements and extensions of these documents. Other Loan: That certain loan in the amount of $25,200,000 from Holder to Borrower evidenced by an
Amended and Restated Promissory Note of even date, and all other documents related thereto. Guaranty: Guaranty dated as of the
Execution Date and executed by Liable Party. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Party in favor of Holder. The Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.
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         FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at
         Holder's Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

This Note is amending and restating and consolidating into this one Note in their entirety three notes (the "Original Three Notes") given to Holder by Marvin Slomowitz as follows: (a) Mortgage Note dated November 14, 1988, in the original principal sum of $6,700,000 and secured by a Mortgage on property located at the intersection of Route 11 and Nay Aug Street in Scranton, Pennsylvania (the "Greenridge Plaza Property"), (b) Mortgage Note dated November 14, 1988, in the original principal sum of $6, 100,000 and secured by a mortgage on property located on the southside of Route 93 in West Hazelton, Pennsylvania (the "Valmont Plaza Property"), and (c) Mortgage Note dated November 14, 1988, in the original principal sum of $2,000,000 and secured by a mortgage on property located at the intersection of Luzerne and Meridian Streets in Scranton, Pennsylvania (the "Luzerne Street Property"); all of which Original Three Notes were in 1993 assumed by Mark Centers Limited Partnership, a Delaware limited partnership, and all Original Three Notes were amended (as so amended, the "Three Notes") by Note and Mortgage Modification Agreements dated May 28, 1993, and respectively recorded in the following Office for Recording of Deeds as follows: Lackawanna County in Mortgage Book 1487, at Page 1; Luzerne County in Mortgage Book 1859 at Page 311; Lackawanna County in Mortgage Book 1486, at Page 256. The Greenridge Plaza Property, Valmont Plaza Property and Luzerne Street Property all are owned by Borrower, and Borrower and Holder have agreed to amend and restate and consolidate in their entirety (and Lender shall be deemed to do so by acceptance hereof) by this Note the Three Notes and loans (as well as two other notes into one note as reflected by the Other Loan), all of which will be secured by the Mortgage instead of by separate mortgages on each property. This Note shall not be construed as a novation of the Three Notes, except that the aggregate principal balance of the Three Notes as represented by this Note has been reduced from $14,800,000 to $10,800,000.

         Capitalized terms that are not defined in this Note shall have the meanings set forth in the Mortgage.

         1. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

             (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate and shall be paid on the first day of the first calendar month following the Advance Date;

             (b) Commencing on the Principal and Interest Installment Date and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Monthly Installment; and

             (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Mortgage and/or any other Loan Documents as well as any future advances under the Mortgage that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the "Secured Indebtedness"), shall become immediately payable in full.

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         Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

         Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and
(ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

         The "Floating Rate" shall be equal to 200 basis points plus "Libor" at the Advance Date and each applicable "Rate Reset Date." "Libor" is defined as the ninety-day term London Interbank Overnight Rate as of the Rate Reset Date, except that Libor applicable as of the Advance Date shall be determined as of the close of business two business days prior to the Advance Date. The Floating Rate will be reset by Holder each successive three (3) month period, commencing with the first day of the fourth calendar month (each a "Rate Reset Date") during the term of this Note equal to the sum of 200 basic points plus Libor quoted in The Wall Street Journal I on the first business day of each three-month period.

         2. Application of Payments. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

         3. Security. The covenants of the Mortgage are incorporated by reference into this Note. This Note shall evidence, and the Mortgage shall secure, the Secured Indebtedness.

         4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within 7 days of the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

         5. Acceleration Upon Default . At the option of Holder, if Borrower fails to pay any sum specified in this Note within 7 days of the due date, or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents (collectively, the "Accelerated Loan Amount"), shall become immediately due and payable. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR AT ANY TIME FOR BORROWER IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE AT THE SUIT OF HOLDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE ACCELERATED LOAN AMOUNT, TOGETHER WITIJ COSTS OF SUIT AND ATTORNEYS' COMMISSION OF ONE (1 %) PERCENT OF THE ACCELERATED LOAN AMOUNT FOR COLLECTION; AND IN SO DOING, THIS NOTE OR A COPY THEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

         6. Interest Upon Default . The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the Commonwealth of Pennsylvania. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until payment is received in full, including the period from judgment until actual payment.

         7. Limitation on Interest . The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at

Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

         8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms or the Mortgage. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice.

         9. Liability of Borrower. Upon the occurrence of an Event of Default, except as provided in this Section 9, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this section shall limit the rights of Holder to proceed against Borrower and the general partners of Borrower and/or the Liable Party, if any, (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any tenant security deposits, tenant letter of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Holder; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of the Mortgage pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts expended and reasonable expenses of Holder in connection with the exercise of its rights and remedies under the Loan Documents and/or the foreclosure of the Mortgage; (viii) to recover damages arising from Borrower's failure to comply with Section 8.01 of the Mortgage pertaining to ERISA; and/or
(ix) to the extent Holder does not require deposits on account of Impositions and/ or Premiums, to the extent any obligations for which the Impositions and/or Premiums deposit was not paid by Borrower.

         The limitation of liability set forth in this Section 9 shall not apply and the Loan shall be fully recourse in the event (a) of a violation of either
Section 10.01 or Section 10.02 or Section 10.05 or Section 10.06 of the Mortgage, or (b) that prior to the repayment of the Secured lndebtedness, or (i) Borrower commences a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower and is not dismissed within 90 days of filing, or (iii) Borrower or any general partner of Borrower, or any person or entity related to or affiliated with Borrower or any general partner in Borrower, takes any action that challenges, interferes with, or delays the exercise of Lender's rights or remedies available under the Loan Documents, at law or in equity. In addition, this agreement shall not waive any rights which Holder would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

         10. Waiver by Borrower . Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

         11. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

         12. Fees and Expenses. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney's fee. This obligation is not limited by Section 9.

         13. No Amendment . This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower.

         14. Governing Law. This Note is to be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         15. Construction . The words "Borrower" and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. 'Me provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

         16. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Mortgage.

         17. Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

         18. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Prepayment
Fee) immediately due and payable.

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         IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution
Date.


                                          ACADIA REALTY LIMITED PARTNERSHIP, a
                                          Delaware limited partnership

                                          By ACADIA REALTY TRUST, a
                                          Maryland real estate investment trust,
                                          its general partner

                                       By:______________________________________
                                          Robert Masters, Senior Vice President